UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     June 8, 2007

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

See discussion in Item 2.03.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 8, 2007, CPI Corp. (the “Company”) completed its acquisition of substantially all of the assets (the “Assets”) of Portrait Corporation of America (“PCA”) and certain of its affiliates (collectively, the “Sellers”) and assumed certain liabilities of PCA (the “Transaction”). The Transaction was made pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) dated as of May 1, 2007 by and among the Sellers and the Company, as thereafter amended. The Assets were purchased in accordance with Sections 363 and 365 of the Bankruptcy Code. The Company paid $82.5 million in cash, assumed certain liabilities and replaced certain letters of credit outstanding under PCA’s credit facilities maintained in bankruptcy.

The Company financed the Transaction with bank borrowings and amended its existing credit facility in connection with the closing of the Transaction. Please see Item 2.03 below for a description of this amendment.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction, the Company entered into that certain Second Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, the financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent and arranger for the lenders.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The following summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which you are encouraged to read.

The Credit Agreement is a five-year term and revolving credit facility in an amount up to $155 million, consisting of a $115 million term loan and a $40 million revolving loan with a sub-facility for letters of credit in an amount not to exceed $20 million. The obligations of the Company under the Credit Agreement are secured by (i) a guaranty from certain material direct and indirect domestic subsidiaries of the Company, and (ii) a lien on substantially all of the assets of the Company and such subsidiaries.

The revolving loans and letters of credit under the Credit Agreement bear interest, at the Company’s option, at either the London Interbank Offered Rate (“LIBOR”) plus a spread ranging from 1.75% to 2.5%, or an alternative base rate plus a spread ranging from 0.250% to 1.00%. The alternative base rate is the greater of the LaSalle Bank National Association prime rate or the Federal Funds rate plus 0.50% (the “Base Rate”). The term loan under the Credit Agreement bears interest, at the Company’s option, at either LIBOR plus a spread ranging from 2.25% to 2.75%, or the Base Rate plus a spread ranging from .75% to 1.25%. The Company is also required to pay a non-use fee of .25% to .5% per annum on the unused portion of the revolving loans and letter of credit fees of 1.75% to 2.5% per annum. The interest rate spread in the case of LIBOR and Base Rate loans and the payment of the non-use fees and the letter of credit fees is dependent on the Company’s leverage ratio. Upon the occurrence and during the continuance of a default, unless the required lenders otherwise consent, the interest on obligations under the Credit Agreement will increase by two percent (2%) per annum. Interest is payable quarterly in arrears or at the end of the applicable LIBOR periods. Unless sooner repaid in whole or part pursuant to the terms of the Credit Agreement, the outstanding principal balance of the term loan is to be repaid in quarterly installments of $287,500 beginning September 30, 2007 through the maturity date thereof.

The Credit Agreement and other ancillary loan documents contain terms and provisions (including representations, covenants and conditions) customary for transactions of this type. The financial covenants include the maintenance of minimum EBITDA (as defined in the Credit Agreement), a total leverage ratio test (consolidated total debt to EBITDA), an interest coverage test and a limitation on capital expenditures for any fiscal year. Other covenants include limitations on lines of business, additional indebtedness, liens and negative pledge agreements, incorporation of other debt covenants, guarantees, investments and advances, cancellation of indebtedness, restricted payments, modification of certain agreements and instruments, inconsistent agreements, leases, consolidations, mergers and acquisitions, sale of assets, subsidiary dividends, and transactions with affiliates.

The Credit Agreement also contains customary events of default, including nonpayment of principal, interest, fees or other amounts; inaccuracy of representations and warranties; violation of covenants; certain bankruptcy events; cross-defaults to other material obligations and other indebtedness (if any); change of control of events; material judgments; certain ERISA-related events; and the invalidity of the loan documents (including the collateral documents). If an event of default occurs and is continuing under the Credit Agreement, the lenders may terminate their obligations thereunder and may accelerate the payment by the Company and the subsidiary guarantors of all of the obligations due under the Credit Agreement and the other loan documents.

The proceeds of the term loan were used for working capital purposes and general business purposes, for acquisitions permitted under the Credit Agreement (including the acquisition of PCA (as defined in the Credit Agreement)), for capital expenditures (including retail store expansions and conversion to digital photography), to pay dividends and distributions on the Company’s capital securities to the extent permitted thereunder, and to make purchases or redemptions of the Company’s capital securities to the extent permitted thereunder.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Businesses Acquired and Pro Forma Financial Information.

The financial statements and pro forma financial information required by Item 9.01(a) and 9.01(b) are currently being prepared. The Company will file the required financial statements and pro forma financial information under the cover of Form 8-K/A as soon as practicable but in no event later than the filing deadline for such documents mandated by the Securities and Exchange Commission.

(c) The following exhibits are included with this report:

Exhibit 2.1

Purchase and Sale Agreement (“Purchase and Sale Agreement”) dated as of May 1, 2007, by and among Portrait Corporation of America, PCA LLC, American Studios, Inc., PCA Photo Corporation of Canada, PCA National LLC, PCA Finance Corp. Inc., Photo Corporation of America, Inc. and CPI Corp., incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2007.*

Exhibit 2.2

Amendment No. 1 to the Purchase and Sale Agreement, such amendment effective as of May 21, 2007, incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2007. *

Exhibit 2.3

Amendment No. 2 to the Purchase and Sale Agreement, such amendment dated as of June 8, 2007, by and among Portrait Corporation of America, PCA LLC, American Studios, Inc., PCA Photo Corporation of Canada, PCA National LLC, PCA Finance Corp. Inc., Photo Corporation of America, Inc. and CPI Corp.

Exhibit 10.1

Second Amended and Restated Credit Agreement dated as of June 8, 2007 among the Company, the financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent and arranger for the lenders.

Exhibit 99.1	Press Release issued on June 11, 2007.

* Pursuant to Item 601(b) of Regulation S-K, certain Exhibits and Schedules have been omitted from this Agreement. The registrant will furnish a copy of any omitted Exhibit and Schedule to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:	/s/ Jane E. Nelson
Jane E. Nelson

Secretary and General Counsel

Dated: June 14, 2007